Exhibit 99.1

Infleqtion Achieves 30 Entangled Logical Qubits
on Its Sqale Quantum Computer

Sqale reaches key 2026 roadmap milestone as Infleqtion builds toward 100 logical qubits and develops quantum applications with customers

LOUISVILLE, Colo.--(BUSINESS WIRE)--September 24, 2026--Infleqtion (NYSE: INFQ), a global leader in quantum computing and quantum sensing powered by neutral-atom technology, today announced it has achieved 30 entangled logical qubits using just 80 physical qubits on its Sqale™ quantum computing platform, delivering a key milestone on its 2026 roadmap. This achievement makes Infleqtion the first neutral-atom quantum computing company to reach 30 logical qubits on a commercial system. The breakthrough combines hardware and software co-design with an AI-assisted discovery that halves the physical gates needed for a key logical operation. By entangling 30 logical qubits in a single, coherent quantum state, Infleqtion has validated the core architecture of its Sqale hardware and Superstaq software, on its roadmap to deliver 100 logical qubits by 2028.

“Getting 30 logical qubits to work together is hard, and our team has done it,” said Matt Kinsella, CEO of Infleqtion. “Co-design between our hardware and software enabled this demonstration with just 80 physical qubits. We’re moving quickly toward our target of 100 logical qubits in 2028, and we’re already developing applications with customers. The goal is to give them a quantum computer that can take on problems they can’t solve today.”

Unlike fragile physical qubits, which suffer rapid calculation decay from environmental noise, logical qubits group multiple physical qubits together using software protocols to ensure computational stability and accuracy. Infleqtion’s achievement of 30 logical qubits was experimentally confirmed by a signal that is approximately 1000x stronger than underlying noise.

Infleqtion has three customers for logical qubit circuits on the Sqale platform. Among them is the Wellcome Leap Quantum for Bio (Q4Bio) program, where Infleqtion pioneered and demonstrated on hardware a quantum neural network approach with training on GPU and inference on QPU for biomarker discovery. That work, first demonstrated at 12 logical qubits, extends directly into today's result.

Thirty Logical Qubits
In quantum computing, scaling logical qubit counts is only half the battle; the true threshold of computational power is the ability to entangle those logical qubits across a coherent circuit. With this announcement, Infleqtion has successfully executed a highly complex circuit that entangles all 30 logical qubits into a single, unified quantum state, using a novel logical operation that Infleqtion discovered using GPT 5.6 Sol. Altogether, Infleqtion’s experiment executes approximately 1,000 physical operations, or 1 KiloQuOp—a critical transition from fragile academic experiments to robust, commercially viable systems, proving that neutral-atom technology is the fastest path to fault tolerance.

A full technical write-up from Infleqtion CTO Pranav Gokhale, including the circuit, the AI-discovered gate identity and the loss correction results, is available on the Infleqtion blog.

The breakthrough is powered by Infleqtion's Sqale QPU hardware and Superstaq quantum software platform, which unite individual qubit-addressing capabilities with dynamically reconfigurable atom arrays. This unique combination maintains all-to-all connectivity while minimizing the typical pitfalls of atom movement, including error accumulation, atom loss, and runtime delays.

“We’re using the dynamic reconfigurability of Sqale's neutral-atom architecture to move faster toward quantum utility,” said Pranav Gokhale, Chief Technology Officer and General Manager of Computing at Infleqtion. “A core accelerant for our work was the AI-assisted discovery of a new entangling operation between logical qubits that performs a key operation with half as many physical gates as was previously known. Every gate can introduce an error, so doing the same work with fewer gates matters as we build toward longer computations.”

The Road to 1,000 Logical Qubits by 2030
Achieving 30 fully entangled logical qubits in a single, coherent quantum state is a definitive execution moment for Infleqtion, validating the commercial readiness of its Sqale architecture and delivering on its multi-year roadmap. By utilizing individual qubit addressing and reconfigurable atom arrays to minimize error and atom loss, Infleqtion remains firmly on track to deliver 100 logical qubits in 2028 and 1,000 by 2030.
Through these technical breakthroughs, Infleqtion continues to lead the industry in transitioning quantum technology out of academic laboratories and into commercial enterprise, defense, energy and healthcare industries.

For more information on Sqale, please visit https://infleqtion.com/quantum-computing/.

About Infleqtion
Infleqtion, Inc. (NYSE: INFQ) is a global leader in quantum technology, delivering neutral-atom solutions for quantum computing, networking, sensing, and security. With a product portfolio spanning quantum computers, quantum optical clocks, RF receivers, and inertial sensors, Infleqtion’s full-stack approach combines high-performance hardware with the company’s proprietary Superstaq quantum computing software platform. Infleqtion’s systems are already in use by the U.S. Department of War, NASA, the U.K. government, and in multiple collaborations with NVIDIA. Infleqtion, in collaboration with NVIDIA, published the world’s first demonstration of a materials science application using logical qubits. With operations in the U.S., Europe, and Asia, Infleqtion meets the demands of government and commercial customers across the space, defense, energy, finance and telecommunications sectors. For more information, visit Infleqtion.com or follow Infleqtion on LinkedIn, YouTube, and X.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipates,” “believe,” “do not believe,” “plans,” “seeks,” “will,” “on track,” “may,” “consider,” “likely,” “assume,” “estimate,” “expect,” “intend,” “aim,” “predict,” “project,” “continue,” “potential,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” or their negatives or variations, and similar terminology and words of similar import, generally involve future or forward-looking statements. All statements, other than statements of historical facts, including without limitation, statements regarding the commercial readiness of quantum computers, and the ability to achieve 100 logical qubits in 2028 and 1,000 logical qubits by 2030, are forward looking statements. These statements are based on Infleqtion’s current expectations, assumptions and projections as of the date of this release and are subject to risks and uncertainties that could cause actual results to differ materially and adversely. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, without limitation, those related to Infleqtion’s ability to recognize anticipated benefits of its business combination with Churchill Capital Corp X; the implementation, market acceptance, and success of Infleqtion’s business model, growth strategy, and opportunities, and its ability to commercialize its quantum computing technology; the expected benefits of and ability to maintain and enter into new contracts, awards, and other relationships, partnerships, or collaborations with governments or government entities; the potential for quantum computing technology to achieve quantum advantages; the ability of Infleqtion’s products to meet government counterparties’ and customers’ technical requirements and compliance and regulatory needs; Infleqtion’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others; and other risks and uncertainties described in Infleqtion’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements except as required by law.

Media Contact
Emily O'Brien
media@infleqtion.com

Investor Contact
Marcus Kupferschmidt
investors@infleqtion.com